EXHIBIT 10.10


                           MINNESOTA CORN PROCESSORS
                                OPTION AGREEMENT

         THIS OPTION AGREEMENT (the "Agreement") is entered into this 28th day of May, 1993, by and between Minnesota Corn Processors, a Minnesota cooperative, with offices at 400 West Main, Suite 201, Marshall, Minnesota (the "Cooperative"), and Daniel Stacken (the "Optionee").

         WHEREAS, the Optionee has served as a member of the Cooperative's management since December 6, 1991; and

         WHEREAS, the Cooperative wishes to assure the continued participation of the Optionee in developing the business and increasing the productivity of the Cooperative; and

         WHEREAS, the Cooperative believes it is in the best interests of the Cooperative to grant to the Optionee the right to acquire Units of Equity Participation ("Units") in the Cooperative pursuant to the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, and of other good and valuable consideration, the parties hereto agree as follows:

         1. THE GRANTING OF THE OPTION. The Cooperative hereby grants to the Optionee the right, privilege, and option to purchase all or any part of 10,000 Units at the purchase price of $3.78/unit (the "Option Price") upon the terms and conditions set forth herein. (the "Option").


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         2. THE TIME FOR EXERCISING THE OPTION TO PURCHASE.

                  (a) Cases Where Employment Has Not Been Terminated. Subject to the terms and conditions of this Agreement, and provided that the Optionee's employment with the Cooperative has not been terminated, the Optionee may exercise the Option, in whole or in part, at any time after May 28, 1993, and before May 28, 1994. This Option shall expire as of May 28, 1994 if the Optionee's employment with the Cooperative has not been terminated earlier. As of said expiration date, all rights and privileges under this Agreement, to the extent not previously exercised, shall terminate.

                  (b) Cases Where Employment Has Been Terminated. In the event that the Optionee's employment with the Cooperative is terminated before May 28, 1994 for any reason whatsoever, then this option shall expire as of the date of the termination of the Optionee's employment with the Cooperative. As of said expiration date, all rights and privileges under this Agreement, to the extent not previously exercised, shall terminate.

         3. THE TRANSFER OF UNITS FOLLOWING THE EXERCISE OF THE OPTION TO PURCHASE.

                  (a) The Transfer of Units During the Optionee's Employment With the Cooperative. If the Optionee exercises the Option to purchase Units in whole or in part, the Optionee shall have the right to hold said Units for as long as the Optionee's employment with the Cooperative continues, and the Optionee shall have no obligation to transfer said Units for as long as the Optionee remains employed by the Cooperative.


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                  In addition to the Optionee's right to hold said Units, as discussed above, the Optionee shall also have the right to transfer said Units during the time that the Optionee is employed by the Cooperative.

                  However, the Optionee's right to hold and transfer said Units while employed by the Cooperative pursuant to this Paragraph 3(a) shall be subject to the terms and conditions of this Agreement, the standard procedures for holding and transferring Units established by the Cooperative's Board of Directors, and any other conditions and restrictions applicable to the holding and transferring of the Cooperative's Units.

                  (b) The Transfer of Units Following the Termination of Employment For Cause. If the Optionee exercises the Option to purchase Units in whole or in part and the Optionee's employment with the Cooperative is later terminated for cause, then the Optionee shall transfer all of said Units to the Cooperative effective as of the last day of the Optionee's employment. Upon such a transfer, the Cooperative shall redeem the Optionee's Units as the average selling price for Units over the immediately preceding 12-month period.

                  (c) The Transfer of Units Following the Termination of Employment For Reasons Other Than Cause. If the Optionee exercises the Option to purchase Units in whole or in part and the Optionee's employment with the Cooperative is later terminated for reasons other than for cause, then the Optionee may transfer all of said Units to the Cooperative effective as of the last day of the Optionee's employment. Upon such a transfer, the Cooperative shall


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redeem the Optionee's Units at the average selling price for Units over the immediately preceding 12-month period.

                  In the alternative, the Optionee may elect to retain the Units for a period not to exceed 3 months following the termination of the Optionee's employment with the Cooperative. During that period, the Cooperative agrees to permit the sale of the Units to a qualified third party under the standard selling procedures authorized by the Board of Directors of the Cooperative.

                  (d) The Transfer of Units Following the Termination of Employment Due to Death. If the Optionee exercises the Option to purchase Units in whole or in part and the Optionee's employment with the Cooperative is later terminated due to the Optionee's death, then the person or persons (including the Optionee's personal representative) to whom the Optionee's rights shall have passed by Will or the laws of descent may transfer all of said Units to the Cooperative effective as of the date of the Optionee's death. Upon such a transfer, the Cooperative shall redeem the Optionee's Units at the average selling price for Units over the immediately preceding 12-month period.

                  In the alternative, the person or persons to whom the Optionee's rights shall have passed by Will or the laws of descent may elect to retain the Units for a period not to exceed 3 months following the Optionee's death. During that period, the Cooperative agrees to permit the sale of the Units to a qualified third party under the standard selling procedures authorized by the Board of Directors of the Cooperative.


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         4. ADJUSTMENTS. In the event of any change in the capitalization of the
Cooperative prior to the exercise of the Option or any part thereof by reason of any Unit dividend, Unit split, recapitalization, reorganization, merger, consolidation, or other change in the structure of the Cooperative affecting the outstanding Units, the Cooperative shall make such adjustments in the number and price of the Units subject to the Option as shall be appropriate to prevent dilution or enlargement of option rights granted hereunder.

         5. THE METHOD FOR EXERCISING THE OPTION TO PURCHASE.

                  (a) Written Notice and Payment For Units. The Option shall be exercised by written notice of intent to exercise the Option in the form attached hereto, specifying the number of Units as to which the Option is being exercised. Such notice shall be delivered to the Cooperative at its principal office, and shall be accompanied by payment of the total price for the number of Units with respect to which the Option is then being exercised.

                  (b) Payment of Taxes. The Optionee shall be solely responsible for the payment of all federal, state, and local taxes applicable to the issuance of Units and to the taxable income of the Optionee resulting from such exercise.

                  (c) Delivery of Certificates For the Units. The Cooperative shall not deliver certificates for such Units until all conditions and requirements of this Agreement have been satisfied


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and payment in full has been made. The Optionee shall not have any of the rights of the Unitholder with respect to the Units subject to the Option until such Units shall be issued to the Optionee pursuant to this Paragraph 5.

                  (d) Applicability of Conditions and Restrictions. Any Units issued under this Agreement shall be subject to any and all conditions and restrictions applicable to issued and outstanding Units at the time of the exercising of the Option, including but not limited to restrictions on transfer and rights of first refusal.

         6. NONTRANSFERABILITY. This Option shall not be transferred, nor shall this Agreement be assigned, without the express written consent of the Cooperative.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date and year first above written.

                                      By   /s/ Daniel Stacken
                                      EMPLOYEE

                                      /s/ illegible signature
                                      PRESIDENT AND GENERAL MANAGER
                                      MINNESOTA CORN PROCESSORS


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